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                                                                 Exhibit g(5)

                                         SUPPLEMENT TO CUSTODIAN AGREEMENT
                                                  PANORAMA TRUST

                                                       February 3, 1999



Brown Brothers Harriman & Co.
40 Water Street
Boston, Massachusetts 02109

Dear Sirs:

         This letter is to confirm that the undersigned, Panorama Trust, a Massachusetts business trust (the "Trust"), and Brown Brothers Harriman & Co., a Massachusetts corporation (the "Custodian"), have agreed that the Custodian Agreement between the Trust and the Custodian dated September 15, 1995 (the "Agreement"), is herewith amended to provide that the Custodian shall also be the Custodian for the Pictet European Equity Fund on the terms and conditions contained in the Agreement and any Amendments to the Agreement. Appendix B to the Agreement is revised in the form attached hereto.

         If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy hereof.

                                                     Very truly yours,

                                                     PANORAMA TRUST


                             By: /s/Jean G. Pilloud
                              Authorized Signature

Accepted:

BROWN BROTHERS HARRIMAN & CO.

By: /s/Kristen F. Giarrusso
  Authorized Signature




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                                                     APPENDIX B
                                           (as revised February 3, 1999)

                                                        TO

                                                CUSTODIAN AGREEMENT
                                                      BETWEEN
                               PANORAMA TRUST and BROWN BROTHERS HARRIMAN & CO.

The following is the list of Funds for which the Custodian shall serve under the Custodian Agreement dated September 15, 1995:


                                           PICTET EASTERN EUROPEAN FUND
                                        PICTET GLOBAL EMERGING MARKETS FUND
                                     PICTET INTERNATIONAL SMALL COMPANIES FUND
                                            PICTET EUROPEAN EQUITY FUND


IN WITNESS WHEREOF, each of the parties hereto has caused this appendix to be executed in its name and on behalf of each such Fund.




         PANORAMA TRUST:                    BROWN BROTHERS HARRIMAN & CO.:


         /s/Jean G. Pilloud                         /s/Kristen F. Giarrusso

Name: Jean G. Pilloud                       Name:    Kristen F. Giarrusso

Title: President and Chairman               Title:   Partner